Exhibit 99.2

For more information, contact:

Media:

Kelsey Merkel

kelsey.merkel@ww.com

Investors:

Corey Kinger

corey.kinger@ww.com

WeightWatchers to Acquire Sequence, a Digital Health Platform for Clinical Weight Management

First-of-Its-Kind Weight Management Solution to Pair WeightWatchers Proven Nutrition and Behavioral Science with the Sequence Clinical Platform

NEW YORK (March 6, 2023) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) has entered into a definitive agreement to acquire Weekend Health, Inc., d/b/a Sequence, a subscription telehealth platform offering access to healthcare providers specializing in chronic weight management. Sequence seamlessly integrates the patient and clinician experience for ongoing, clinical care and medication management while providing high-touch support in navigating the insurance approval process.

Obesity is a complex, chronic condition, and, for some, prescription medications can be helpful in addressing the biological components of obesity. Medical experts recommend pairing these medications with a science-backed lifestyle modification program for long-term weight management and overall health.1-5

“As science advances rapidly, we know there is a significant opportunity to improve outcomes for those using medications. Clinical interventions require better education, access, care management, community and the integration of a complementary lifestyle program for best results. It is our responsibility, as the trusted leader in weight management, to support those interested in exploring if medications are right for them,” said Sima Sistani, CEO of WeightWatchers.

“WeightWatchers’ nutrition and behavior-change program can provide the support needed to help people build livable healthy habits for the long term and manage the dietary-induced side effects often felt while taking chronic weight management medications, such as glucagon-like peptide-1s (GLP-1s),” said Dr. Gary Foster, PhD, Chief Scientific Officer of WeightWatchers. “As we build out our clinical weight management pathway, we will be learning and likely tailoring our nutrition program for this distinct member journey. We know weight management isn’t one-size-fits-all and clinical interventions are not medically or otherwise appropriate for everyone, which is why we remain committed to all pathways.”

Since its launch in late 2021, Sequence has quickly grown into an approximately $25 million annual revenue run-rate business serving approximately 24,000 members across the U.S. as of February 2023. Sequence has a highly efficient operating model and recently turned cash flow positive, while continuing to drive strong growth primarily through word of mouth.

Sequence members have highlighted the benefits of its service, including support in navigating the insurance approval process and the quality care they receive from clinicians.

“Pairing behavior change with medically appropriate clinical solutions is more powerful and more sustainable than clinical alone,” said Rémi Cossart, CEO and Co-Founder of Sequence. “WeightWatchers is the most studied and trusted behavior change program, and their customer-centric approach to livable, sustainable, science-backed weight management is unparalleled. I am thrilled to be joining the WeightWatchers team following the acquisition to scale Sequence’s clinical weight management offering, in combination with WeightWatchers’ best-in-class behavior change program, to deliver a one-of-a-kind scientifically sound solution to comprehensive care.”

“With our science-backed lifestyle program and Sequence’s tech platform – which puts complex, slow insurance processes on tech rails – this is an unmatched opportunity for us to create an integrated product offering. We want to ensure we have the best programs and experiences for everyone. Together, we will provide impactful, holistic solutions for people living with overweight or obesity,” said Sistani.

To learn more about Sequence, please visit https://www.joinsequence.com/ and to learn more about WeightWatchers’ entry into clinical weight management, please visit: https://www.weightwatchers.com/us/medical-weight-loss.

Transaction Details

Pursuant to the terms of the merger agreement, WW will acquire Sequence in a cash and equity transaction valued at $132 million, inclusive of a minimum of $26 million of Sequence’s cash. The effective net purchase price is $106 million.

The $132 million will be paid as follows:

•

$100 million at the closing of the transaction, of which $65 million ($39 million, net of Sequence’s cash) will be paid in cash and $35 million in the form of 8.065 million newly issued shares of common stock of WW;

•	$16 million in cash on the first anniversary of the closing; and

•	$16 million in cash on the second anniversary of the closing.

The transaction, which is subject to customary closing conditions, is expected to close during the second quarter of 2023.

To learn more about the transaction, supplemental information is available on our corporate website, at corporate.ww.com in the Investors section under Presentations and Events.

1.

Bays HE, Fitch A, Christensen S, Burridge K, Tondt J. Anti-obesity medications and investigational agents: an obesity medicine association (OMA) clinical practice statement (CPS) 2022. Obesity Pillars. 2022 Jun 1;2:100018.

2.

Apovian CM, Aronne LJ, Bessesen DH, McDonnell ME, Murad MH, Pagotto U, Ryan DH, Still CD. Pharmacological management of obesity: an Endocrine Society clinical practice guideline. The Journal of Clinical Endocrinology & Metabolism. 2015 Feb 1;100(2):342-62.

3.	FDA approves new drug treatment for chronic weight management, first since 2014. News release. U.S. Food & Drug Administration. June 4, 2021.

4.

Jensen MD, et al. 2013 AHA/ACC/TOS guideline for the management of overweight and obesity in adults: a report of the American College of Cardiology/American Heart Association Task Force on Practice Guidelines and The Obesity Society. Circulation 2014;129:S102-S138.

5.

Moyer VA, on behalf of the U.S. Preventive Services Task Force. Screening for and management of obesity in adults: U.S. Preventive Services Task Force Recommendation Statement. Ann Intern Med. 2012;157:373-378.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management program. For nearly six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our program. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

Cautionary Note Concerning Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends concerning matters that are not historical facts, including statements with respect to the proposed acquisition of Sequence (the “Acquisition”); the transaction’s effects on WW’s business and the timing of such effects; and the expected timing of closing. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: risks related to the proposed Acquisition, including risks that the Company may not complete the Acquisition or that the Acquisition may not achieve its intended results; risks related to the Company’s potential exposure to extensive and complex healthcare laws and regulations as a result of the proposed Acquisition; and those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which is expected to be filed with the Securities and Exchange Commission (the “SEC”) on or about the date of this news release, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and via the Company’s website at corporate.ww.com. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise, except as required by law.